    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2003

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                               VICOM, INCORPORATED
            (Exact name of registration as specified in its charter)

           MINNESOTA                        4813                 41-1255001
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428
                                 (763) 504-3000
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                                 JAMES L. MANDEL
                             CHIEF EXECUTIVE OFFICER
                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428
                                 (763) 504-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   -----------

                                   COPIES TO:

                              STEVEN M. BELL, ESQ.
                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428
                                 (763) 504-3051

                                   -----------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO PUBLIC: As soon as practicable after this
                    registration statement becomes effective.

                                   -----------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective date registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   -----------

                         CALCULATION OF REGISTRATION FEE


                                                                      Proposed Maximum        Proposed Maximum       Amount of
             Title of Each Class of                  Amount to         Offering Price             Aggregate         Registration
          Securities to be Registered              Be Registered        Per Unit (1)         Offering Price (1)         Fee
          ---------------------------              -------------        ------------         ------------------     -------------
Shares of Common Stock par value $0.01 per share     1,792,856              $1.80                $3,227,141           $851.97

Shares of Common Stock, par value $0.01 per
share, underlying Warrants                             537,857              $1.80                  $968,143           $255.59
------------------------------------------------- ---------------- ------------------------ ---------------------- -----------
Totals                                               2,330,713              $1.80                $4,195,284         $1,107.56

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(C) under the Securities Act of 1933. Based on the closing price for the common stock on October 13, 2003 as reported on The Nasdaq SmallCap Market.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

(Subject to Completion) THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




PROSPECTUS Issued October 17, 2003

                               VICOM, INCORPORATED
                                    2,330,713
                             Shares of Common Stock



         This Prospectus relates to the sale of up to 2,330,713 shares of our common stock by certain selling shareholders some of which shares have been purchased and others that may be purchased upon the exercise of common stock purchase warrants.

         We will receive proceeds upon any exercise of the warrants. See "Use of Proceeds" on page 7.

         Our common stock is traded on The Nasdaq SmallCap Market under the symbol "VICM." On October 13, 2003, the closing sales price of our common stock as reported by The Nasdaq SmallCap Market was $1.80 per share.

         The selling shareholders may offer the shares through public or private transactions, at prevailing market prices or at privately negotiated prices. The selling shareholders may make sales directly to purchasers or through agents, dealers or underwriters.

                                   -----------

                 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS
                     BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

                                   -----------

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   -----------

                THE DATE OF THIS PROSPECTUS IS OCTOBER 17, 2003.

                                Table of Contents


   I. Prospectus Summary

  II. Our Company

 III. Risk Factors

  IV. Forward-Looking  Statements

   V. Going Concern

  VI. Use of Proceeds

 VII. Dividend Policy

VIII. Selling Shareholders

  IX. Plan of Distribution

   X. Legal Matters

  XI. Experts

 XII. Where You Can Find More Information

XIII. Incorporation of Certain Information by Reference

 XIV. Information Concerning Forward-Looking Statements

  XV. Information Not Required in Prospectus

                               PROSPECTUS SUMMARY

         This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus and the documents we have referred you to in "Where You Can Find More Information" on page 8 for more information about Vicom and our financial statements. In this prospectus, references to "Vicom," "we," "us" "our" and "Company" refer to Vicom, Incorporated and its subsidiaries.

                                   OUR COMPANY

         Vicom, Incorporated (Vicom) is a Minnesota corporation formed in September 1975. Vicom is the parent corporation of two wholly-owned subsidiaries, Corporate Technologies, USA, Inc. (CTU), and MultiBand, Inc. (MultiBand).

         Vicom completed an initial public offering in June 1984. In November 1992, Vicom became a non-reporting company under the Securities Exchange Act of 1934. In July 2000, Vicom regained its reporting company status. In December, 2000, Vicom stock began trading on the NASDAQ stock exchange under the symbol VICM.

         Vicom's website is located at: www.vicominc.net.
                                        ----------------

         Vicom recently expanded its efforts to establish itself within the rapidly evolving telecommunications and computer industries. Effective December 31, 1998, Vicom acquired the assets of the Midwest region of Enstar Networking Corporation (ENC), a data cabling and networking company. In late 1999, in the context of a forward triangular merger, Vicom, to expand its range of computer products and related services, purchased the stock of Ekman, Inc. d/b/a Corporate Technologies, and merged Ekman, Inc. into the newly formed surviving corporation, Corporate Technologies, USA, Inc. (CTU). CTU provides voice, data and video systems and services to business and government. MultiBand, Inc. was incorporated in February 2000. MultiBand, Inc provides voice, data and video services to multiple dwelling units (MDU's).

         As of September 30, 2003, CTU was providing telephone equipment and service to approximately 800 customers, with approximately 10,000 telephones in service. In addition, CTU provides computer products and services to approximately 2,100 customers. Telecommunications systems distributed by CTU are intended to provide users with flexible, cost-effective alternatives as compared to systems available from major telephone companies, including those formerly comprising the Bell System and from other interconnect telephone companies.

         CTU provides a full range voice, data and video communications systems and service, system integration, training and related communication sales and support activities for commercial, professional and institutional customers, most of which are located in Minnesota and North Dakota. CTU purchases products and equipment from NEC America, Inc. (NEC), Cisco Systems, Inc. (Cisco), Nortel Networks Corp. (Nortel), Tadiran Telecom, Inc. (Tadiran), and other manufacturers of communications and electronic products and equipment. CTU uses these products to design telecommunications systems to fit its customers' specific needs and demands.

         The products sold by CTU include Private Branch Exchange (PBX), telephone systems, hubs and routers used as interconnection devices in computer networks, personal computers, desktop video-conferencing units, and the wire and cable products required to make all the other aforementioned products integrate and operate as necessary. CTU has trained staff that install, maintain and repair the products we sell. Repair of products is performed under either a time and materials basis or an extended service contract basis, at the customer's election, once the manufacturer's original warranty on a product has expired.

         Extended service contracts offered by CTU generally range in length from 12 to 36 months. The contracts provide for repair or replacement of all broken or non-working materials and the labor necessary to make such repairs or replacements, subject to exceptions for customer abuse or negligence and problems due to fire, flood or other causes beyond CTU's control.

         In February 2003, the Company formed a 50% owned subsidiary, Multiband USA, Inc. This subsidiary will provide the digital satellite signal for private cable operations to multiple dwelling units.

                                  RISK FACTORS

         Our operations and our securities are subject to a number of risks, including but not limited to those described below. If any of the following risks actually occur, the business, financial condition or operating results of Vicom and the trading price or value of our common stock could be materially adversely affected.

General

         Vicom, since 1998, has taken several significant steps to reinvent and reposition itself to take advantage of opportunities presented by a shifting economy and industry environment.

         Recognizing that voice, data and video technologies in the late twentieth century were beginning to systematically integrate as industry manufacturers were evolving technological standards from "closed" proprietary networking architectures to a more "open" flexible and integrated approach, Vicom, between 1998 and 2001, purchased three competitors which, in the aggregrate, possessed expertise in data networking, voice and data cabling and video distribution technologies.

         In early 2000, Vicom created its Multiband subsidiary, employing the aforementioned expertise, to provide communications and entertainment services (local dial tone, long distance, high-speed internet and expanded satellite television services) to residents in Multi-Dwelling-Unit properties (MDUs) on one billing platform. Although Multiband related revenues (installations and recurring subscriber fees) accounted for less than 10% of overall Vicom revenues in 2002, Vicom expects Multiband related revenues to increase significantly in 2003 as a percentage of overall revenues. These revenues are expected to provide higher gross margins than the company's more traditional sales to commercial enterprises.

         The specific risk factors, as detailed below, should be analyzed in the context of the Company's anticipated Multiband related growth.

Net Losses

         The Company had net losses of $4,438,059 for the fiscal year ended December 31, 2002, $5,325,552 for the fiscal year ended December 31, 2001, and $4,235,831 for the fiscal year ended December 31, 2000. Vicom may never be profitable.

         The prolonged effects of generating losses without additional funding may restrict our ability to pursue our business strategy. Unless our business plan is successful, an investment in our common stock may result in a complete loss of an investor's capital.

         If we cannot achieve profitability from operating activities, we may not be able to meet:

         o        our capital expenditure objectives;

         o        our debt service obligations; or

         o        our working capital needs.

Dependence on Asset-Based Financing

         Vicom currently depends on asset-based financing to purchase product, and we cannot guarantee that such financing will be available in the future. Furthermore, we need additional financing to support the anticipated growth of our Multiband subsidiary. We cannot guarantee that we will be able to obtain this additional financing.

         However, the Company recently introduced a program where it can control capital expenditures by contracting Multiband services and equipment through a landlord or third party investor owned equipment program. This program both significantly reduces any Company expenditures in a Multi-dwelling-unit installation and permits the Company to record revenues from the third party sale of said equipment.

Goodwill

         In June 2001, the Financial Accounting Standards Board (FASB) adopted Statement of Financial Accounting Standards (SFAS) 142, "Goodwill and Other Intangible Assets" which changes the amortization rules on recorded goodwill from a monthly amortization to a periodic "impairment" analysis for fiscal years beginning after December 15, 2001. In 2002, the Company retained an independent outside expert to evaluate the impact of this new Accounting standard and the expert concluded there was no impairment to goodwill. However, the Company could be subject to a determination that its goodwill is impaired in the future. As of December 31, 2002, the Company had recorded goodwill of approximately $2.7 million.

Deregulation

         Several regulatory and judicial proceedings have recently concluded, are underway or may soon be commenced that address issues affecting operations and those of our competitors, which may cause significant changes to our industry. We cannot predict the outcome of these developments, nor can we assure you that these changes will not have a material adverse effect on us.
Historically, we have been a reseller of products and services, not a manufacturer or carrier requiring regulation of its activities. Pursuant to Minnesota statutes, our Multiband activity is specifically exempt from the need to tariff our services in multiple dwelling units (MDUs). However, the Telecommunications Act of 1996 provides for significant deregulation of the telecommunications industry, including the local telecommunications and long-distance industries. This federal statute and the related regulations remain subject to judicial review and additional rule-makings of the Federal Communications Commission, making it difficult to predict what effect the legislation will have on us, our operations, and our competitors.

Dependence on Strategic Alliances

         Vicom has a distribution agreement with NEC, its main supplier of telecommunication products, which expires June 30, 2004. An interruption or substantial modification of Vicom's distribution relationship with NEC could have a material adverse effect on Vicom's business, operating results and financial condition.

         In addition, several suppliers, or potential suppliers of Vicom, such as McLeod, WorldCom, WS Net, XO Communications and others have filed for bankruptcy in recent years. While the financial distress of its suppliers or potential suppliers could have a material adverse effect on Vicom's business, Vicom believes that enough alternate suppliers exist to allow the Company to execute its business plans.

Changes in Technology

         A portion of our projected future revenue is dependent on public acceptance of broadband, and expanded satellite television services. Acceptance of these services is partially dependent on the infrastructure of the internet and satellite television which is beyond Vicom's control. In addition, newer technologies, such as video-on-demand, are being developed which could have a material adverse effect on the Company's competitiveness in the marketplace if Vicom is unable to adopt or deploy such technologies.

Attraction and Retention of Employees

         Vicom's success depends on the continued employment of certain key personnel, including executive officers. If Vicom were unable to continue to attract and retain a sufficient number of qualified key personnel, its business, operating results and financial condition could be materially and adversely affected. In addition, Vicom's success depends on its ability to attract, develop, motivate and retain highly skilled and educated professionals with a wide variety of management, marketing, selling and technical capabilities. Competition for such personnel is intense and is expected to increase in the future.

Business Growth and Scalability

         Vicom's Multiband subsidiary, as of September 30, 2003, was providing communications and entertainment services to fourteen MDUs located in Minnesota, North Dakota and Missouri. Vicom needs to provide products and services to additional MDUs if it is to become profitable. Vicom may need to go beyond its current geographic territory to increase its MDU customers and attract additional financing.

         In expanding the provision of its services to MDUs in its current territories and beyond, Vicom needs to successfully overcome a number of the factors listed above such as attracting the capital to finance expanded installations, obtaining additional technical staff for installation and support in its present markets and beyond; and extending its key vendor relationships into other markets.

Intellectual Property Rights

         Vicom relies on a combination of trade secret, copyright, and trademark laws, license agreements, and contractual arrangements with certain key employees to protect its proprietary rights and the proprietary rights of third parties from which Vicom licenses intellectual property. If it was determined that Vicom infringed the intellectual property rights of others, it could be required to pay substantial damages or stop selling products and services that contain the infringing intellectual property, which could have a material adverse effect on Vicom's business, financial condition and results of operations. Also, there can be no assurance that Vicom would be able to develop non-infringing technology or that it could obtain a license on commercially reasonable terms, or at all. Vicom's success depends in part on its ability to protect the proprietary and confidential aspects of its technology and the products and services it sells. There can be no assurance that the legal protections afforded to Vicom or the steps taken by Vicom will be adequate to prevent misappropriation of Vicom's intellectual property.

Variability of Quarterly Operating Results; Seasonality

         Variations in Vicom's revenues and operating results occur from quarter to quarter as a result of a number of factors, including customer engagements commenced and completed during a quarter, the number of business days in a quarter, employee hiring and utilization rates, the ability of customers to terminate engagements without penalty, the size and scope of assignments and general economic conditions. Because a significant portion of Vicom's expenses are relatively fixed, a variation in the number of customer projects or the timing of the initiation or completion of projects could cause significant fluctuations in operating results from quarter to quarter. Further, Vicom has historically experienced a seasonal fluctuation in its operating results, with a larger proportion of its revenues and operating income occurring during the third quarter of the fiscal year.

Certain Anti-Takeover Effects

         Vicom is subject to Minnesota statutes regulating business combinations and restricting voting rights of certain persons acquiring shares of Vicom. These anti-takeover statutes may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Vicom's securities, or the removal of incumbent management.

Volatility of Vicom's Common Stock

         The trading price of our common stock has been and is likely to be volatile. The stock market has experienced extreme volatility, and this volatility has often been unrelated to the operating performance of particular companies. We cannot be sure that an active public market for our common stock will continue after this offering. Investors may not be able to sell the common stock at or above the price they paid for their common stock, or at all. Prices for the common stock will be determined in the marketplace and may be influenced by many factors, including variations in our financial results, changes in earnings estimates by industry research analysts, investors' perceptions of us and general economic, industry and market conditions.

Future Sales of Our Common Stock May Lower Our Stock Price

         If our existing shareholders sell a large number of shares of our common stock, the market price of the common stock could decline significantly. The perception in the public market that our existing shareholders might sell shares of common stock could depress our market price.

Forward-Looking Statements

         This document contains forward-looking statements within the meaning of federal securities law. Terminology such as "may," "will," "expect," "anticipate," "believe," "estimate," "continue," "predict," or other similar words, identify forward-looking statements. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectation about, among other things, trends affecting the industries in which we operate, as well as the industries we service, and our business and growth strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including those set forth in "Risk Factors."

                                  GOING CONCERN

         Should the Company not be able to satisfactorily receive many of the items discussed previously under "Risk Factors", it may not be able to continue as a going concern.

                                 USE OF PROCEEDS

         We will receive proceeds from any exercise of warrants sold under this prospectus, those proceeds estimated to be $1,163,285, after payment of the offering expenses and assuming the warrants are exercised. We have agreed to pay all of the expenses related to this offering, estimated to be approximately $20,000.

         We expect to use the net proceeds from the exercise of the warrants primarily for acquisitions, working capital and other general corporate
purposes,   including  expenditures  for  sales,  marketing,  fixed  assets  and inventory. No specific amount has been allocated to any particular purpose. Pending these uses, we intend to invest the net proceeds of this offering in investment grade, interest-bearing securities.

                                 DIVIDEND POLICY

         We have never paid cash dividends on our common stock, nor do we have plans to do so in the foreseeable future. The declaration and payment of any cash dividends on our common stock in the future will be determined by our Board of Directors, in its discretion, and will depend on a number of factors, including our earnings, capital requirements and overall financial condition.

         The holders of our Series A Cumulative Convertible Preferred Stock are entitled to receive a cumulative dividend of 8% per year, payable quarterly, and the holders of our Series B and Series C Cumulative Convertible Preferred Stock are entitled to receive cumulative dividends of 10% per year, payable monthly. The holders of our Series D Cumulative Convertible Preferred Stock are entitled to receive a cumulative dividend of 14% per year, payable quarterly. The holders of our Series E Cumulative Convertible Preferred Stock are entitled to receive a cumulative dividend of 15% per year, payable quarterly in kind.

                              SELLING SHAREHOLDERS


         This prospectus covers offers and sale of shares of our common stock by the selling shareholders, which shares may be purchased upon exercise of warrants.

         The table below lists the selling shareholders, shows the shares of common stock beneficially owned by each of the selling shareholders as of September 30, 2003, and the shares offered for resale by each of the selling shareholders. Beneficial ownership includes shares which the selling shareholders can acquire upon exercise of the warrants (all of which are currently exercisable) or of options exercisable currently or within 60 days after September 30, 2003. Our registration of these shares does not necessarily mean that any selling stockholder will sell all or any of their shares of common stock. The "Shares Beneficially Owned After Offering" columns in the table assume that all shares covered by this prospectus will be sold by the shareholders and that no additional shares of common stock are bought or sold by any selling shareholder. Except for the placement agent, or as noted in the footnotes, no selling stockholder has had, within the past three years, any position, office or other material relationships with us.

         The information provided in the table is from the selling shareholders, reports furnished to us under rules of the SEC, and our stock ownership records.

------------------------------------- ------------------------------------------------------ -------------- ------------------------
                                                      Shares Beneficially                                      Shares Beneficially
                                                          Owned Prior                                              Owned After
                                                         To Offering /1/                                           Offering /1/
------------------------------------- ------------------------------------------------------ -------------- ------------------------
                                                      Shares          Total
                                                    Underlying      Number of                   Shares
          Beneficial Owner              Shares/2/    Warrants         Shares     Percent/3/   To Be Sold       Number       Percent
------------------------------------- ----------- ---------------- ------------- ----------- -------------- -------------- ---------
Palisades Master Fund, L.P.              714,285          214,286       928,571     4.8%           928,571        0            0
------------------------------------- ----------- ---------------- ------------- ----------- -------------- -------------- ---------
Ellis International, LTD.                 71,429           21,429        92,858      *              92,858        0            0
------------------------------------- ----------- ---------------- ------------- ----------- -------------- -------------- ---------
Bristol Investment Fund, LTD.            214,286           64,286       278,572     1.4%           278,572        0            0
------------------------------------- ----------- ---------------- ------------- ----------- -------------- -------------- ---------
Alpha Capital, AG                        178,571           53,571       232,142     1.2%           232,142        0            0
------------------------------------- ----------- ---------------- ------------- ----------- -------------- -------------- ---------
Crescent International, LTD.             178,571           53,571       232,142     1.2%           232,142        0            0
------------------------------------- ----------- ---------------- ------------- ----------- -------------- -------------- ---------
Polaris Partners, L.P.                   150,000           45,000       195,000     1.0%           195,000        0            0
------------------------------------- ----------- ---------------- ------------- ----------- -------------- -------------- ---------
RHP Master Fund, LTD.                    142,857           42,857       185,714      *             185,714        0            0
------------------------------------- ----------- ---------------- ------------- ----------- -------------- -------------- ---------
Equitec Group, LLC                       142,857           42,857       185,714      *             185,714        0            0
------------------------------------- ----------- ---------------- ------------- ----------- -------------- -------------- ---------

TOTAL                                  1,792,856          537,857     2,330,713       11.3%      2,330,713        0            0
------------------------------------- ----------- ---------------- ------------- ----------- -------------- -------------- ---------


                              PLAN OF DISTRIBUTION

         The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

---------------
* Less than one percent

/1/ Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.

/2/  Excludes shares underlying warrants.

/3/ Based on an average of 18,339,053 shares outstanding at September 30, 2003, and 18,876,910 shares outstanding after the exercise of warrants. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person within 60 days upon the exercise of stock options and warrants (including the warrants).

     o    Ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    Purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    An  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    Privately negotiated transactions;

     o    Settlement of short sales;

     o Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

     o    A combination of any such methods of sale; and

     o    Any other method permitted pursuant to applicable law.

         The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

         The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

         The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 302A.251 of the Minnesota statutes, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interest of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. Vicom's Articles of Incorporation provide for indemnification pursuant to Minnesota statutes. We also have directors' and officers' insurance in the amount of $1,000,000 per occurrence.


                                  LEGAL MATTERS

         The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Steven M. Bell, Esq. of New Hope, Minnesota.

                                     EXPERTS

         The consolidated financial statements and Schedule II of Vicom, Incorporated and Subsidiaries incorporated by reference in this prospectus for the years ended December 31, 2002 and December 31, 2001 have been audited by Virchow, Krause & Company, LLP, and for the year ended December 31, 2000 has been audited by Lurie Besikof Lapidus & Company, LLP independent certified public accountants, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We will be filing annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under File No. 0-13529. You may read and copy any document in our public files at the SEC's offices at:

         o        Judiciary Plaza
                  450 Fifth Street, NW
                  Room 1024
                  Washington, D.C. 20549

         o        500 West Madison Street
                  Suite 1400
                  Chicago, Illinois 60606

         o        3475 Lenox, N.E.
                  Suite 1000
                  Atlanta, Georgia 30326

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov, through the SEC's electronic data gathering analysis and retrieval system, EDGAR. Our common stock is traded on the NASDAQ Smallcap Market under the symbol "VICM." Information about us is also available from the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of that document.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, which we have filed with the Commission, are incorporated by reference in this Prospectus:

         o our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         o        our  proxy   statement   for  the  2002   Annual   Meeting  of
                  Shareholders;

         o our quarterly reports on Form 10-Q for the quarters ended June 30, 2003 and March 31, 2003;

         o our Forms 8-K filed September 24, 2003, October 26, 2001 and 8-K/A filed November 5, 2001; and

         o        the   description  of  our  common  stock   contained  in  our
                  Registration Statement on Form 10.

         All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this Prospectus. Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

         We will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all documents that have been or may be incorporated by reference in the Prospectus (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Your requests should be directed to our Chief Financial Officer at our principal executive offices at:

                            9449 Science Center Drive
                            New Hope, Minnesota 55428
                         Telephone Number (763) 504-3000


                INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

         All statements contained in this Prospectus and the documents we incorporate be reference that are not statements of historical fact are "forward-looking statements". Sometimes these statements contain words like "believe", "belief", "plan", "anticipate", "expect", "estimate", "may", "will", or similar terms. Forward-looking statements involve known or unknown uncertainties and other factors that could cause actual results to be materially different from historical results or from any future results expressed or implied by the forward-looking statements. The "Risk Factors" section of this Prospectus, beginning on page 2, summarizes certain of the material risks and uncertainties that could cause our actual results, performance or achievements to differ materially from what we have said in this Prospectus and the documents we incorporate by reference. The Risk Factors apply to all of our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. We will not revise these forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

                                     Vicom,
                                  Incorporated




                        2,330,713 Shares of Common Stock



                                   ----------

                                   PROSPECTUS


                                   ----------


                                October 17, 2003

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Other Expenses of Issuance and Distribution.

         The following table sets forth expenses and costs payable by the Registrant expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee.


                                                                    Amount
                                                                    ------

Registration fee under Securities Act...........................    $1,108.00
Selling Agent's commissions.....................................        $0.00
Legal fees and expenses.........................................   $12,216.00
Accounting fees and expenses....................................    $4,410.00
Printing expenses...............................................    $2,000.00
Registrar and transfer agent fees...............................        $0.00
Miscellaneous expenses..........................................      $266.00

   Total........................................................   $20,000.00





Item 15.  Indemnification of Directors and Officers

         Section 302A.521 of the Minnesota Statutes empowers a Minnesota corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

         Article VII of the Registrant's Articles of Incorporation eliminates the liability of directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty except for any breach of a director's duty of loyalty to the Registrant or its shareholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, under Sections 302A.559 of the Minnesota Statutes (relating to illegal distributions) or Section 80A.23 of the Minnesota Statutes (relating to securities law violations), for any transaction from which the director derived an improper personal benefit; or for any act or omission occurring prior to May 22, 1987, which is the date that this provision in the Registrant's Articles became effective.

         The above discussion of Section 302A.521 and of the Registrant's Articles of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Articles of Incorporation. The Registrant has insurance in the amount of $1,000,000 per occurrence insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

Item 16. Exhibits and Financial Statement Schedules.

         The following documents are filed as exhibits to this registration statement:


Exhibit
No.      Description
---      -----------

2.1 Asset Purchase Agreement and related documents with Enstar Networking Corporation dated December 31, 1998(1)

2.2      Agreement  and Plan of Merger  with  Ekman,  Inc.  dated  December  29,
         1999(1)

3.1      Amended and Restated Articles of Incorporation of Vicom, Inc.(1)

3.2      Restated Bylaws of Vicom, Incorporated(1)

3.3      Articles of Incorporation of Corporate Technologies, USA, Inc.(1)

3.4      Bylaws of Corporate Technologies, USA, Inc.(1)

4.1 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 8% Class A Cumulative Convertible Preferred Stock and 10% Class B Cumulative Convertible Preferred Stock dated December 9, 1998(1)

4.2      Form of Warrant Agreement(1)

4.3      Warrant Agreement with James Mandel dated December 29, 1999(1)

4.4      Warrant Agreement with Marvin Frieman dated December 29, 1999(1)

4.5      Warrant Agreement with Pierce McNally dated December 29, 1999(1)

4.6      Warrant Agreement with Enstar, Inc. dated December 29, 1999(1)

4.7      Warrant Agreement with David Ekman dated December 29, 1999(1)

4.8 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 10% Class C Cumulative Convertible Stock(6)

4.9 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 14% Class D Cumulative Convertible Stock(2)

4.10 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 15% Class E Cumulative Convertible Stock(2)

4.11     Securities Purchase Agreement Dated September 18, 2003(6)

5.1      Opinion of Steven M. Bell, Esq.(6)

10.1     Vicom Lease with Marbell Realty dated June 20, 1996(1)

10.2     Employment Agreement with Marvin Frieman dated October 1, 1996(1)

10.3     Employment Agreement with Steven Bell dated October 1, 1996(1)

10.4     Employment Agreement with James Mandel dated August 14, 1998(1)

10.5     Vicom Associate Agreement with NEC America, Inc. dated June 1999(1)

10.6     Loan Agreement with Wells Fargo dated June 17, 1999(1)

10.7     Employment Agreement with David Ekman dated December 29, 1999(1)

10.8     Debenture Loan Agreement with Convergent Capital dated March 9, 2000(1)

10.9 Corporate Technologies, USA, Inc. lease with David Ekman dated January 19, 2000(1)

10.10 Amendment dated July 11, 2000 to debenture loan agreement with Convergent Capital dated March 9, 2000.(2)

10.11    Corporate  Technologies  agreement  with  Siemens  dated  December  14,
         2001(4)

10.12    Note with Pyramid Trading, L.P. (4)

10.14    Employment Agreement of Steven M. Bell dated January, 1, 2002(5)

10.15    Employment Agreement of James Mandel dated January 1, 2002(5)

19.1     2000 Non-Employee Director Stock Compensation Plan(3)

19.2     2000 Employee Stock Purchase Plan(3)

21.1     List of subsidiaries of the registrant(1)

23.1     Consent of Virchow, Krause & Company, LLP(7)

23.2     Consent of Lurie Besikof Lapidus & Company, LLP(7)

24.1 Power of Attorney (included on signature page of original registration statement)

99.1     Section 906 of Sarbanes-Oxley Act of 2002 - James Mandel

99.2     Section 906 of Sarbanes-Oxley Act of 2002 - Steven Bell


(1) Previously filed as the same exhibit to the Registrant's Registration Statement on Form 10, as amended.

(2) Previously filed as the same exhibit to the original Registration Statement on Form S-1 filed on August 11, 2000 and declared effective on August 18, 2000.

(3) Previously filed as the same exhibit to Registrant's Proxy Statement on Form 14A, filed on July 31, 2000.

(4) Previously filed as the same exhibit to the original Registration Statement on Form S-1 filed on August 15, 2001 and declared effective on August 20, 2001.

(5) Previously filed as the same exhibit to Registrant's Form 10-Q, filed May 15, 2002

(6) Previously filed as the same exhibit to registrant's Form 8-K filed September 24, 2003.

(7)      Filed herewith.

Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To  include  any   prospectus   required  by  section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1993, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For purposes of determining any liability under the Securities Act of 1993, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota, on October 17, 2003.

                                  VICOM, INCORPORATED


                                  By:
                                     -----------------------------
                                     Steven M. Bell
                                     President and Chief Financial Officer


         Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed by the following persons in their capacities indicated as of October 17, 2003.


        Signature                                               Title
        ---------                                               -----
/s/ Steven M. Bell                      President,  Chief  Financial  Officer and Director
------------------------------          (Principal Financial and Accounting Officer)
Steven. M. Bell

/s/  James L. Mandel                    Chief Executive Officer and Director (Principal Executive Officer)
------------------------------
James L. Mandel

Jonathan Dodge
/s/  Jonathan Dodge                     Director
------------------------------

/s/  David Ekman                        Director
------------------------------
David Ekman

/s/  Donald Miller                      Director and Chairman
------------------------------
Donald Miller

/s/  David Weiss                        Director
------------------------------
David Weiss

/s/  Frank Bennett                      Director
------------------------------
Frank Bennett

*By:

     Steven M. Bell
     Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit
No.      Description
---      -----------

2.1 Asset Purchase Agreement and related documents with Enstar Networking Corporation dated December 31, 1998(1)

2.2      Agreement  and Plan of Merger  with  Ekman,  Inc.  dated  December  29,
         1999(1)

3.1      Amended and Restated Articles of Incorporation of Vicom, Inc.(1)

3.2      Restated Bylaws of Vicom, Incorporated(1)

3.3      Articles of Incorporation of Corporate Technologies, USA, Inc.(1)

3.4      Bylaws of Corporate Technologies, USA, Inc.(1)

4.1 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 8% Class A Cumulative Convertible Preferred Stock and 10% Class B Cumulative Convertible Preferred Stock dated December 9, 1998(1)

4.2      Form of Warrant Agreement(1)

4.3      Warrant Agreement with James Mandel dated December 29, 1999(1)

4.4      Warrant Agreement with Marvin Frieman dated December 29, 1999(1)

4.5      Warrant Agreement with Pierce McNally dated December 29, 1999(1)

4.6      Warrant Agreement with Enstar, Inc. dated December 29, 1999(1)

4.7      Warrant Agreement with David Ekman dated December 29, 1999(1)

4.8 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 10% Class C Cumulative Convertible Stock(6)

4.9 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 14% Class D Cumulative Convertible Stock(2)

4.10 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 15% Class E Cumulative Convertible Stock(2)

4.11     Securities Purchase Agreement Dated September 18, 2003(6)

5.1      Opinion of Steven M. Bell, Esq.(6)

10.1     Vicom Lease with Marbell Realty dated June 20, 1996(1)

10.2     Employment Agreement with Marvin Frieman dated October 1, 1996(1)

10.3     Employment Agreement with Steven Bell dated October 1, 1996(1)

10.4     Employment Agreement with James Mandel dated August 14, 1998(1)

10.5     Vicom Associate Agreement with NEC America, Inc. dated June 1999(1)

10.6     Loan Agreement with Wells Fargo dated June 17, 1999(1)

10.7     Employment Agreement with David Ekman dated December 29, 1999(1)

10.8     Debenture Loan Agreement with Convergent Capital dated March 9, 2000(1)

10.9 Corporate Technologies, USA, Inc. lease with David Ekman dated January 19, 2000(1)

10.10 Amendment dated July 11, 2000 to debenture loan agreement with Convergent Capital dated March 9, 2000.(2)

10.11    Corporate  Technologies  agreement  with  Siemens  dated  December  14,
         2001(4)

10.12    Note with Pyramid Trading, L.P. (4)

10.14    Employment Agreement of Steven M. Bell dated January, 1, 2002(5)

10.15    Employment Agreement of James Mandel dated January 1, 2002(5)

19.1     2000 Non-Employee Director Stock Compensation Plan(3)

19.2     2000 Employee Stock Purchase Plan(3)

21.1     List of subsidiaries of the registrant(1)

23.1     Consent of Virchow, Krause & Company, LLP(7)

23.2     Consent of Lurie Besikof Lapidus & Company, LLP(7)

24.1 Power of Attorney (included on signature page of original registration statement)

99.1     Section 906 of Sarbanes-Oxley Act of 2002 - James Mandel

99.2     Section 906 of Sarbanes-Oxley Act of 2002 - Steven Bell


(1) Previously filed as the same exhibit to the Registrant's Registration Statement on Form 10, as amended.

(2) Previously filed as the same exhibit to the original Registration Statement on Form S-1 filed on August 11, 2000 and declared effective on August 18, 2000.

(3) Previously filed as the same exhibit to Registrant's Proxy Statement on Form 14A, filed on July 31, 2000.

(4) Previously filed as the same exhibit to the original Registration Statement on Form S-1 filed on August 15, 2001 and declared effective on August 20, 2001.

(5) Previously filed as the same exhibit to Registrant's Form 10-Q, filed May 15, 2002

(6) Previously filed as the same exhibit to registrant's Form 8-K filed September 24, 2003.

(7)      Filed herewith.